UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

E2open Parent Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39272	86-1874570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Great Hills Trail, Suite 300E

Austin, TX

(address of principal executive offices)

78759

(zip code)

866-432-6736

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ETWO	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock at an exercise price of $11.50	ETWO WS	New York Stock Exchange

Introductory Note

The Business Combination

On February 4, 2021, CC Neuberger Principal Holdings I (“CCNB1”) domesticated into a Delaware corporation (the “Domestication”) and consummated the acquisition of certain equity interests of E2open Holdings, LLC (“E2open”) as a result of a series of mergers pursuant to a Business Combination Agreement, dated as of October 14, 2020 (as amended or supplemented from time to time, the “Business Combination Agreement”) among CCNB1, Sonar Merger Sub I, LLC, a Delaware limited liability company (“Blocker Merger Sub 1”), Sonar Merger Sub II, LLC, a Delaware limited liability company (“Blocker Merger Sub 2”), Sonar Merger Sub III, LLC, a Delaware limited liability company (“Blocker Merger Sub 3”), Sonar Merger Sub IV, LLC, a Delaware limited liability company (“Blocker Merger Sub 4”), Sonar Merger Sub V, LLC, a Delaware limited liability company (“Blocker Merger Sub 5”), Sonar Merger Sub VI, LLC, a Delaware limited liability company (“Blocker Merger Sub 6,” and together with Blocker Merger Sub 1, Blocker Merger Sub 2, Blocker Merger Sub 3, Blocker Merger Sub 4 and Blocker Merger Sub 5, the “Blocker Merger Subs”), Insight (Cayman) IX Eagle Blocker, LLC, a Delaware limited liability company (“Insight Cayman Blocker”), Insight (Delaware) IX Eagle Blocker, LLC, a Delaware limited liability company (“Insight Delaware Blocker”), Insight GBCF (Cayman) Eagle Blocker, LLC, a Delaware limited liability company (“Insight GBCF Cayman Blocker”), Insight GBCF (Delaware) Eagle Blocker, LLC, a Delaware limited liability company (“Insight GBCF Delaware Blocker”), Elliott Eagle JV LLC, a Delaware limited liability company (“Elliott Eagle Blocker”), PDI III E2open Blocker Corp., a Delaware corporation (“PDI Blocker,” and together with Insight Cayman Blocker, Insight Delaware Blocker, Insight GBCF Cayman Blocker, Insight GBCF Delaware Blocker, and Elliott Eagle Blocker, the “Blockers”), Elliott Associates, L.P., a Delaware limited partnership, Elliott International, L.P., a Cayman Islands limited partnership, Sonar Company Merger Sub, LLC a Delaware limited liability company (“Company Merger Sub,” and together with the Buyer and the Blocker Merger Subs, the “Buyer Parties”), E2open, and Insight Venture Partners, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker Owners and the Company Equityholders (the “Equityholder Representative”) (the Domestication and the transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”), following the approval of the shareholders of CCNB1 at an extraordinary general meeting held on February 2, 2021. In connection with the closing of the Business Combination (the “Closing”), the registrant changed its name from CC Neuberger Principal Holdings I to E2open Parent Holdings, Inc. (the “Company”). Unless otherwise defined herein, capitalized terms used in this Current Report on Form 8-K have the same meaning as set forth in the final prospectus and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) on January 12, 2021 by CCNB1.

The Consideration

Pursuant to the terms of the Business Combination Agreement, the aggregate consideration for the Business Combination (the “Business Combination”) payable or issuable by CCNB1 in exchange for the equity interests of E2open was: (i) with respect to the Blockers and holders of vested E2open options (which constituted all of the outstanding E2open options), a combination of cash consideration and shares of newly issued Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), shares of newly issued Series B-1 common stock, par value $0.0001 per share, of the Company (“Class B-1 Common Stock”), and shares of newly issued Series B-2 common stock, par value $0.0001 per share, of the Company (“Class B-2 Common Stock”), which shares of Class B-1 Common Stock and Class B-2 Common Stock are subject to performance-based vesting conditions equivalent to the RCUs (defined below) and restricted from transfer (subject to limited customary exceptions), (ii) with respect to unitholders (other than the Blockers), a combination of cash consideration and Common Units in E2open (each, an “E2open Unit” and the holders of such E2open Units, the “E2open Unitholders”) and a corresponding number of shares of Class V common stock, par value $0.0001 per share, of the Company (“E2open Class V Common Stock”), which has no economic value, but entitles the holder thereof to one vote per share and will be issued on a one-for-one basis for each E2open Unit, and Series 1 Restricted Common Units (“Series 1 RCUs”) and Series 2 Restricted Common Units (“Series 2 RCUs,” and together with Series 1 RCUs, the “RCUs”), which are subject to performance based vesting conditions as described herein and as set forth in the Third Amended and Restated Limited Liability Company Agreement of E2open (the “A&R Company LLCA”) entered into upon the Closing, and restricted from transfer (subject to limited customary exceptions).

Item 1.01. Entry into a Material Definitive Agreement.

A&R Company LLCA

On February 4, 2021, in connection with the Closing, the existing Second Amended and Restated Limited Liability Company Agreement of E2open was further amended and restated in its entirety to become the A&R Company LLCA.

Rights of the Units

Following the Closing, the E2open Units are entitled to share in the profits and losses of E2open and to receive distributions as and if declared by the the Company, as the managing member of E2open, and will have no voting rights.

The RCUs will vest and become E2open Units as follows: (i) the Series 1 RCUs will vest at such time as the 5-day VWAP of the Class A Common Stock is at least $13.50, which dollar threshold will be decreased by the aggregate amount of dividends per share paid by the Company, (ii) the Series 2 RCUs will vest at such time as the 20-day VWAP of the Class A Common Stock is at least $15.00, which dollar threshold will be decreased by the aggregate amount of dividends per share paid by the Company, (iii) any then-unvested RCUs will vest upon the consummation of a qualifying change of control of the Company or Sponsor and (iv) any then-unvested RCUs, to the extent the liquidation value of the E2open Units, taking into account the vesting of such RCUs and payment of any relevant Catch-Up Payment (as defined in the A&R Company LLCA), would meet the VWAP-based vesting threshold set forth in clause (i) and/or (ii) above with respect to any such RCUs, will vest upon such qualifying liquidation. Upon the conversion of an RCU, the holder of such RCU will be entitled to receive a payment equal to the amount of ordinary distributions paid on an E2open Unit from the Closing through (but not including) the date such RCU converts into an E2open Unit. If any of the RCUs do not vest on or before the 10-year anniversary of the Closing, such units will be canceled for no consideration, and will not be entitled to receive any Catch-Up Payments.

The A&R Company LLCA contains provisions which require that a one-to-one ratio is maintained between interests held by the Company in E2open and the common stock outstanding in the Company, subject to certain exceptions (including in respect of management equity which has not been settled in Company common stock). In addition, the A&R Company LLCA permits the Company, in its capacity as the managing member, to take actions to maintain such ratio, including in connection with stock splits, combinations, recapitalizations and exercises of the exchange rights of the parties to the A&R Company LLCA (described below).

The Company, as the managing member of E2open, has the authority to create new equity interests in E2open, and establish the rights and privileges of such interests.

Management

The Company, as the managing member of E2open following the Closing, has the sole authority to manage the business and affairs of E2open in accordance with the A&R Company LLCA and applicable law. The business, property and affairs of E2open will be managed solely by the managing member, and the managing member cannot be removed or replaced except by the incumbent managing member.

Tax Distributions

The A&R Company LLCA provides for quarterly tax distributions to the holders of E2open Units on a pro rata basis based upon an agreed upon formula related to the taxable income of E2open allocable to holders of E2open Units. Generally, these tax distributions will be computed based on the Company’s estimate of the taxable income of E2open allocable to each holder of E2open Units (based on certain assumptions), multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for a U.S. corporation organized under the laws of the State of Delaware, taking into account all jurisdictions in which the Company is required to file income tax returns together with the relevant apportionment information and the character of E2open’s income, subject to various adjustments. In addition, to the extent necessary to enable a holder of E2open Units to pay its income tax liability attributable to its ownership of E2open Units, such holder may elect to receive additional non-pro rata tax distributions, which will reduce the number of E2open Units owned by such holder and be calculated based on an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate applicable to an individual resident in New York, NY, taking into account all jurisdictions in which the Company is required to file income tax returns together with the relevant apportionment information and the character of E2open’s income, subject to various adjustments.

Transfer Restrictions

The A&R Company LLCA contains restrictions on transfers of units. No member may transfer all or a portion of its units, except for (i) certain transfers to permitted transferees under certain conditions; (ii) exchanges of E2open Units for Class A Common Stock after the Lock-up Period pursuant to the Investor Rights Agreement (as defined below) has expired; and (iii) by a member to the Company or any of its wholly-owned subsidiaries. The “Lock-up Period” is the period commencing on the date of Closing and ending on the date that is six months following the date of Closing, or August 4, 2021.

Exchange of E2open Units for Class A Common Stock

From and after August 4, 2021, the E2open Unitholders will, up to once per calendar quarter (or with respect to an affiliate of Insight Partners, up to twice per calender quarter), be able to exchange all or any portion of their E2open Units, together with the cancellation of an equal number of shares of Class V Common Stock, for a number of shares of Class A Common Stock equal to the number of exchanged E2open Units by delivering a written notice to E2open, with a copy to the Company; provided that (x) if an E2open Unitholder holds more than 100,000 E2open Units as of the date of Closing, such E2open Unitholder will not be permitted to exchange a number of E2open Units less than the lesser of (1) 100,000 E2open Units and (2) all of the E2open Units then held by the such E2open Unitholder or (y) if an E2open Unitholder holds 100,000 E2open Units or less as of the date of Closing, such E2open Unitholder will not be permitted to exchange a number of E2open Units less than the lesser of (1) 50% of the E2open Units held by such E2open Unitholder as of the date of Closing and (2) all of the E2open Units then held by such E2open Unitholder, subject in each case to the limitations and requirements set forth in the A&R Company LLCA regarding such exchanges. Notwithstanding the foregoing, the Company may, at its sole discretion, in lieu of delivering shares of Class A Common Stock for any E2open Units surrendered for exchange, pay an amount in cash per E2open Unit equal to the 5-day VWAP of the Class A Common Stock ending on the day immediately prior to the date of the giving of the written notice of the exchange.

Exchange Ratio

For each E2open Unit exchanged, one share of Class V Common Stock will be canceled and one share of Class A Common Stock will be issued to the exchanging member (unless the Company elects to pay an amount in cash in lieu thereof as described above). The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the E2open Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock or, by any such subdivision or combination of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the E2open Units. If the Class A Common Stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging E2open Unitholder will be entitled to receive such security, securities or other property.

Restrictions on Exchange

The Company may limit the rights of E2open Unitholders to exchange their E2open Units under the A&R Company LLCA if the Company determines in good faith that such restrictions are necessary so that E2open will not be classified as a “publicly traded partnership” under applicable tax laws and regulations.

Expenses

E2open will reimburse all of the Company’s expenses in connection with its ownership and management of E2open and its business (other than certain expenses, such as income taxes and payment obligations under the Tax Receivable Agreement (the “Tax Receivable Agreement”) entered into on February 4, 2021, in connection with the Closing, by and among the Company and certain equityholders of E2open).

This summary is qualified in its entirety by reference to the text of the A&R Company LLCA, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tax Receivable Agreement

On February 4, 2021, in connection with the Closing, the Company entered into the Tax Receivable Agreement with the Sellers.

Pursuant to the Tax Receivable Agreement, the Company is required to pay to the exchanging holders of E2open Units, as applicable, 85% of the tax savings that the Company realizes as a result of increases in tax basis in E2open’s assets as a result of the sale of E2open Units and the future exchange of the E2open Units for shares of Class A Common Stock (or cash) pursuant to the A&R Company LLCA and certain pre-existing tax attributes of the Blockers of E2open, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless E2open exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration rights occur.

This summary is qualified in its entirety by reference to the text of the Tax Receivable Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Investor Rights Agreement

On February 4, 2021, in connection with the Closing, the Company entered into the Investor Rights Agreement with certain equityholders (the “Investor Rights Agreement” and such parties, the “IRA Parties”).

Director Appointment

Under the Investor Rights Agreement, subject to certain step-down provisions, affiliates of Insight Partners collectively have the right to nominate three board members (each, an “IVP Director”) and CC NB Sponsor 1 Holdings LLC (“CC Capital”), on behalf of CC Neuberger Principal Holdings I Sponsor, LLC, CCNB1's sponsor (the “Sponsor”), has the right to nominate five board members (each, a “Sponsor Director”). Two of the three IVP Directors, three of the five Sponsor Directors and the CEO of E2open, Michael Farlekas (the “CEO Director”), comprise the Company Board appointed in connection with the Domestication. Two Sponsor Directors were nominated as Class I directors with terms ending at the Company’s 2021 annual meeting of stockholders; two IVP Directors were nominated as Class II directors with terms ending at the Company’s 2022 annual meeting of stockholders; and one Sponsor Director and the CEO Director were nominated as Class III directors with terms ending at the Company’s 2023 annual meeting of stockholders.

Voting

For the duration of the Standstill Period (as defined below), the IRA Parties will agree to vote all of their respective shares of Class A Common Stock and Class V Common Stock, as applicable, in favor of the nominees recommended by the Company Board.

Standstill

The IRA Parties agreed that until the date that is the later of (a) one year after the Closing Date and (b) the date of the Company’s 2022 annual meeting of stockholders (the “Standstill Period”), they will not (i) solicit proxies to vote or seek to advise or influence any person with respect to the voting of any securities of the Company in favor of electing any person as a director who is not nominated pursuant to the Investor Rights Agreement or by the Company Board or its nominating committee or in opposition of any individual nominated by the Company pursuant to the Investor Rights Agreement, (ii) nominate any person as a director who is not nominated pursuant to the Investor Rights Agreement or by the Company Board (or its nominating committee) (other than by making a non-public proposal or request to the Company Board or its nominating committee in a manner which would not require the Company Board or Company to make any public disclosure), (iii) take certain actions contrary to the governance structure of the Company other than in accordance with the Investor Rights Agreement, (iv) subject to certain exceptions, enter into a voting trust, voting agreement or similar voting arrangement with respect to any equity securities of the Company, (v) form, join or participate in a “group,” as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing actions or (vi) make any public disclosure inconsistent with the foregoing.

Registration Rights

Under the Investor Rights Agreement, within 30 days of the Closing Date, the Company is required to file a registration statement on Form S-3 or, if the Company is ineligible to use a registration statement on Form S-3, a registration statement on Form S-1, in each case, registering the resale of securities held by the parties to the Investor Rights Agreement under the Securities Act of 1933, as amended (the “Securities Act”). Certain of the IRA Parties are entitled to make unlimited written demands for registration under the Securities Act of all or part of their shares of Class A Common Stock, so long as, in the case of an underwritten offering, such demand is for at least $10,000,000 in shares of Class A Common Stock. In addition, subject to certain customary exceptions, certain of the IRA Parties are entitled to request in writing that the Company register the resale of any or all of their Class A Common Stock on Form S-3 and any similar short-form registration that may be available at such time as a “shelf registration.” Subject to certain customary exceptions, if any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, the Company will give notice to the relevant security holders party to the Investor Rights Agreement as to the proposed filing and offer such security holders an opportunity to register the sale of such number of Class A Common Stock as requested by such security holders in writing, subject to customary cutbacks in an underwritten offering. Any other security holders of the Company with piggyback registration rights may also participate in any such registrations, subject to customary cutbacks in an underwritten offering. The Company has customary rights to postpone any registration statements for certain events. If the registration is through an underwritten offering, certain of the Company’s security holders will agree to lockup restrictions on the same basis as the Company’s directors and executive officers.

Under the Investor Rights Agreement, the Company will agree to indemnify the security holders and each underwriter and each of their respective controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell shares of Class A Common Stock, unless such liability arose from their misstatement or omission, and the security holders will agree to indemnify the Company and its officers and directors and controlling persons against all losses caused by their misstatements or omissions in those documents.

The Investor Rights Agreement terminated the original Registration Rights Agreement that was entered into by CCNB1, the Sponsor and certain independent directors of CCNB1 on April 28, 2020 in connection with the initial public offering of CCNB1’s securities.

Information Access

Under the Investor Rights Agreement, the Company agrees that directors may share any information concerning the Company and its subsidiaries received by the directors with the party that nominated such directors and such party’s designated representatives.

Transfers

The IRA Parties will not be able to transfer shares beneficially owned or otherwise held by them prior to the termination of the Lock-up Period, subject to certain customary exceptions including transfers to certain permitted transferees, such as an affiliate of such person, a member of the person’s immediate family or a trust, the beneficiary of which is a member of the person’s immediate family or an affiliate of such person.

Termination

The director appointment rights under the Investor Rights Agreement will terminate as to a party when such party, together with its permitted transferees, has less than certain ownership thresholds (with respect to the affiliates of Insight Partners, the greater of 33% of the economic interests in the Company that such affiliates of Insight Partners owned immediately after the Closing and 2% of the Company’s voting securities, and with respect to CC Capital (on behalf of the Sponsor), less than 17% of the economic interests in the Company that it owned immediately after the Closing). The registration rights in the Investor Rights Agreement will terminate as to each holder of shares of the Company’s common stock when such holder ceases to hold any such common stock of the Company or securities exercisable or exchangeable for such common stock.

This summary is qualified in its entirety by reference to the text of the Investor Rights Agreement, which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreements

Concurrently with the Closing, the Company entered into indemnification agreements with Chinh E. Chu, Stephen C. Daffron, Ryan M. Hinkle, Eva F. Huston, Timothy I. Maudlin, Michael A. Farlekas, Peter R. Hantman, Jarett J. Janik, Pawan Joshi, Deepa L. Kurian and Laura L. Fese, each of whom became or continued as an executive officer, Section 16 officer and/or director of the Company at Closing. Each indemnification agreement provides that, subject to limited exceptions, the Company will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreement, a form of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Lock-Up Agreements

Concurrently with the Closing, the Company entered into lock-up agreements with Betsy Atkins, Adam Berger, Michael Farlekas, Peter Hantman, Jarett Janik, Pawan Joshi, Joe Olson, Deborah Smith and Mike Verdeyen (collectively, the “Lock-Up Parties”), pursuant to which the Lock-Up Parties are not permitted to transfer shares of the Company beneficially owned or otherwise held by them prior to the termination of the six-month lock-up period, subject to certain customary exceptions including (a) transfers to permitted transferees, such as an affiliate of such person, a member of the person’s immediate family or to a trust, the beneficiary of which is a member of the person’s immediate family; and (b) to a charitable organization, by the by the laws of descent and distribution upon death, or pursuant to a qualified domestic relations order.

The foregoing description of the lock up agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the lock up agreement, a form of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Credit Agreement

On February 4, 2021, E2open, LLC, a subsidiary of the Company, entered into a credit agreement (the “Credit Agreement”), as borrower, with the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent. The Credit Agreement is guaranteed by E2open Intermediate, LLC and certain wholly owned subsidiaries of E2open, LLC, as guarantors (together with E2open, LLC, the “Loan Parties”), and is supported by a security interest in substantially all of the Loan Parties’ personal property and assets.

The Credit Agreement provides for $75 million in commitments for revolving credit loans with a $15 million letter of credit sublimit. The Credit Agreement also provides for $525 million in term loans payable in quarterly installments of $1,312,500 beginning in August 2021 and payable in full on February 4, 2028. In addition, the Credit Agreement provides E2open, LLC the ability to request increases in the revolving commitments and additional term loan facilities, in a minimum amount of $2 million for each facility. Borrowings under the initial term loans were used to directly or indirectly finance (a) the Business Combination, (b) the incurrence of the credit facilities and the funding of the initial term loans under the Credit Agreement on the Closing Date, (c) the repayment of all existing indebtedness of E2open, LLC under its existing credit facilities in connection with the consummation of the Business Combination, (d) the consummation of the other transactions contemplated by the Credit Agreement on the Closing Date, (e) the consummation of any other transactions in connection with the foregoing and (f) the payment of all fees, premiums, costs and expenses related thereto (collectively, the “Transactions”) and to fund any original issue discount or upfront fees payable in connection therewith. Though permitted, no Borrowings of revolving loans were made on the Closing Date. Borrowings pursuant to the revolving loans after the Closing Date may be used for working capital and other general corporate purposes of E2open, LLC and its subsidiaries, including capital expenditures, permitted acquisitions and other investments, restricted payments and the refinancing of indebtedness, and any other use not prohibited by the Loan Documents (as defined in the Credit Agreement).

The initial term loans under the Credit Agreement are scheduled to mature on February 4, 2028, and the revolving loans under the Credit Agreement are scheduled to mature on February 4, 2026. The Credit Agreement contains certain customary events of default, which include failure to make payments when due thereunder, the material inaccuracy of representations or warranties, failure to observe or perform certain covenants, cross-defaults, bankruptcy and insolvency-related events, certain judgments, certain ERISA-related events, failure of any lien created under the Security Documents (as defined in the Credit Agreement) to be valid and perfected (subject to certain exceptions), failure of any material guarantee of the Loan Document Obligations (as defined in the Credit Agreement) to be in full force and effect and a Change of Control (as defined in the Credit Agreement).

The Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain restrictions on the ability of E2open, LLC and its Restricted Subsidiaries (as defined in the Credit Agreement) to incur any additional indebtedness or guarantee indebtedness of others, to create liens on properties or assets, to make certain investments, loans, advances and guarantees, to sell assets, to make certain restricted payments, to enter into certain sale and leaseback transactions, to enter into certain affiliate transactions, to enter into certain restrictive agreements and to enter into certain asset and stock-based transactions. In addition, under the terms of the Credit Agreement, as of the last day of each fiscal quarter of E2open, LLC on which the Revolving Test Condition (as defined in the Credit Agreement) is satisfied, the First Lien Leverage Ratio (as defined in the Credit Agreement) shall not be more than 6.75 to 1.00.

The interest rates applicable to borrowings under the Credit Agreement are, at E2open, LLC’s option, either (i) a base rate, which is equal to the greater of (a) the Prime Rate, (b) the NYFRB Rate plus 0.5% and (c) the Adjusted LIBO Rate (subject to a floor of 0.50% for term loans, but none for revolving loans) for a one month Interest Period plus 1% (each term as defined in the Credit Agreement) or (ii) the Adjusted LIBOR Rate (subject to a floor of 0.50% for term loans, but none for revolving loans) equal to the LIBO Rate (as defined in the Credit Agreement) for the applicable Interest Period (as defined in the Credit Agreement) multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement), plus in the case of each of clauses (i) and (ii), the Applicable Rate (as defined in the Credit Agreement). The Applicable Rate (i) for base rate term loans ranges from 2.25% to 2.50% per annum, (ii) for base rate revolving loans ranges from 1.50% to 2.00% per annum, (iii) for Eurodollar (as defined in the Credit Agreement) term loans ranges from 3.25% to 3.50% per annum and (iv) for Eurodollar revolving loans ranges from 2.50% to 3.00% per annum, in each case, based on the First Lien Leverage Ratio. E2open, LLC will pay a commitment fee during the term of the Credit Agreement ranging from 0.25% to 0.375% per annum of the average daily undrawn portion of the revolving commitments based on the First Lien Leverage Ratio.

Other than a 1.00% premium which is payable if the initial term loan is prepaid on or prior to the date that is 6 months after the Closing Date in connection with a Repricing Transaction (as defined in the Credit Agreement) and customary breakage costs, any borrowing under the Credit Agreement may be repaid, in whole or in part, at any time and from time to time without any other premium or penalty, and any amounts repaid under the revolving credit facility may be reborrowed. Mandatory prepayments are required under the revolving loans when borrowings and letter of credit usage exceed the aggregate revolving commitments of all lenders. Mandatory prepayments are also required in connection with (i) certain dispositions of assets or the occurrence of other Casualty Events (as defined in the Credit Agreement), in each case, to the extent the proceeds of such dispositions exceed certain individual and aggregate thresholds and are not reinvested, (ii) unpermitted debt transactions, and (iii) excess cash flow in excess of $10 million.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.6 and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

On the trading day following the Closing, the CCNB1’s ordinary shares ceased trading, and the Company’s Class A Common Stock and warrants to purchase Class A Common Stock of the Company began trading on the New York Stock Exchange (“NYSE”) under the symbols “ETWO” and “ETWO WS”, respectively.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as CCNB1 was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor issuer to CCNB1, is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company’s business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future performance of the Company and the financial impact of the Business Combination on the Company’s future performance;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and Company management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and its directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the Company to grow and manage growth profitably and retain its key employees;

•	changes in applicable laws or regulations;

•	the inability to develop and maintain effective internal controls;

•	the COVID-19 pandemic, including the global economic uncertainty and measures taken in response;

•	the inability to attract new customers or upsell existing customers;

•	failure to renew existing customer subscriptions on terms favorable to the Company;

•	risks associated with the Company’s extensive and expanding international operations;

•	the inability to develop and market new and enhanced solutions modules;

•	the failure of the market for cloud-based supply chain management solutions to develop as quickly as we expect;

•	inaccuracies in information sourced for our knowledge databases;

•	failure to compete successfully in a fragmented and competitive supply chain management market;

•	the inability to adequately protect key intellectual property rights or proprietary technology;

•	the diversion of management’s attention and consumption of resources as a result of potential acquisitions of other companies;

•	risks associates with our past and prospective acquisitions, including the failure to successfully integrate operations, personnel, systems, technologies and products of the acquired companies, adverse tax consequences of acquisitions, greater than expected liabilities of the acquired companies and charges to earnings from acquisitions;

•	failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

•	cyber attacks and security vulnerabilities;

•	the inability of the Company to maintain the listing of the Company’s Class A Common Stock on the New York Stock Exchange;

•	the inability to develop and maintain effective internal controls;

•	changes in consumers’ loyalty to the Company’s brands due to factors beyond the Company’s control;

•	changes in demand for the Company’s product affected by changes in consumer preferences and tastes or if the Company is unable to innovate or market its products effectively;

•	costs associated with building brand loyalty and interest in the Company’s products which may be affected by the Company’s competitors’ actions that result in the Company’s products not suitably differentiated from the products of competitors;

•	fluctuations in results of operations of the Company from quarter to quarter because of changes in promotional activities;

•	the possibility that the Company may be adversely affected by other economic, business or competitive factors; and

•	other risks and uncertainties described in the Proxy Statement/Prospectus in the section titled “Risk Factors.”

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section titled “Information About E2open” and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company are described in the Proxy Statement/Prospectus in the section titled “Risk Factors,” which is incorporated herein by reference.

Financial Information

The selected statement of operations data for the six months ended August 31, 2020 and August 31, 2019, and fiscal years ended February 29, 2020 and February 28, 2019, and the selected balance sheets data as of August 31, 2020, February 29, 2020 and February 28, 2019 are described in the Proxy Statement/Prospectus in the section titled “Selected Historical Financial and Other Data of E2open” and that information is incorporated herein by reference. In addition, the statement of operations data and statement of cash flows for E2open’s interim period ended November 30, 2020 and November 30, 2019 and balance sheet as of November 30, 2020 is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Information responsive to Item 2 of Form 10 is set forth in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of E2open” and that information is incorporated herein by reference. Also included as Exhibit 99.4 and incorporated herein by reference is Management’s Discussion and Analysis of Financial Condition and Results of Operations of E2open for the nine months ended November 30, 2020 and November 30, 2019.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company’s common stock upon the completion of the Business Combination by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•	each of our officers and directors as of the Closing; and

•	all current officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of shares of the Company’s common stock immediately following completion of the Business Combination is based on the following: (i) an aggregate of 187,044,312 shares of Class A Common Stock issued and outstanding immediately following the completion of the Business Combination, (ii) 35,636,680 shares of Class V Common Stock that were issued upon the completion of the Business Combination; provided that, the information below excludes (a) the shares of Class A Common Stock reserved for future awards under the EIP, (b) 13,800,00 shares of Class A common stock subject to outstanding warrants of the Company, and (c) non-voting shares of Series B-1 Common Stock and Series B-2 Common Stock issued upon completion of the Business Combination.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of voting stock beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 9600 Great Hills Trail #300E, Austin, Texas 78759.

	Beneficial Ownership Table
	Class A Stock		Class V Stock
Name and Address of Beneficial Owner(1)	Number of Shares	%	Number of Shares	%	% of Total Voting Power
CC Neuberger Principal Holdings I Sponsor LLC(1)	23,046,286	11.7%	—	—	9.9%
NBOKS(2)	37,923,143	19.2%	—	—	16.3%
Insight Partners(3)	18,114,619	9.7%	26,566,466	74.6%	20.1%
Elliott Investment Management L.P.(4)	25,171,131	13.5%	—	—	11.3%
Luxor Capital Partners, LP(5)	11,300,000	6.0%	—	—	5.1%
The WindAcre Partnership Master Fund LP(6)	16,250,000	8.7%	—	—	7.3%
Michael A. Farlekas	—	—	1,223,957	3.4%	0.5%
Peter R. Hantman	—	—	472,994	1.3%	0.2%
Jarett J. Janik	—	—	178,318	*	0.0%
Chinh E. Chu(7)	12,473,143	6.5%	—	—	5.5%
Stephen C. Daffron	41,857	*	—	—	0.0%
Eva F. Huston	41,857	*	—	—	0.0%
Ryan M. Hinkle(8)	—	—	—	—	—
Timothy I. Maudlin	—	—	154,134	*	—
All directors and named executive officers as a group (eight individuals)	2,533,714	1.4%	2,029,403	5.7%	2.4%

*	Less than 1%.

(1)	Consists of 12,766,286 shares of Class A Common Stock and 10,280,000 Warrants exercisable for shares of Class A Common Stock. The Sponsor has a board of two managers, CC NB Sponsor I Holdings LLC (“CC”), which is controlled by Chinh E. Chu, and NBOKS, for which Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser, and, in such capacity, exercises voting or investment power over the shares held directly by NBOKS for which Charles Kantor is a portfolio manager. The securities owned by the Sponsor are beneficially owned, in equal parts, by NBOKS and by CC; each of CC and NBOKS disclaim beneficial ownership of the securities owned by the Sponsor except to the extent of their respective pecuniary interest therein. The business address of the Sponsor is 200 Park Avenue, 58th Floor, New York, New York 10166.

(2)	Consists of 870,000 shares of Class A Common Stock owned by NBOKS Co-Invest Fund I LP (“NBOKS Co-Invest”), and (i) 530,000 Shares of Class A Common Stock and 5,000,000 Warrants exercisable for shares of Class A Common Stock owned of record by NBOKS and (ii) 6,383,143 shares of Class A Common Stock 5,140,000 Warrants exercsiable for shares of Class A Common Stock owned on record by the Sponsor over which NBOKS is a co-control person. Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser to each of NBOKS and NBOKS Co-Invest and, in such capacity, exercises voting or investment power over the shares held directly and controlled by NBOKS, for which Charles Kantor is a portfolio manager, and NBOKS Co-Invest. Does not include any securities indirectly owned by this individual as a result of his or her interest in the sponsor or its affiliates.

(3)	Consists of 7,524,415 shares of Class A Common Stock owned by Insight Venture Partners (Cayman) IX, L.P., 1,604,446 shares of Class A Common Stock owned by Insight Venture (Delaware) IX, L.P., 4,681,293 shares of Class A Common Stock owned by Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., 4,304,465 shares of Class A Common Stock owned by Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. and 26,566,466 shares of Class V Common Stock owned by Insight E2open Aggregator, LLC (collectively, the “Insight Shareholders”). Insight E2open Aggregator, LLC is managed by Insight Venture Partners IX, L.P. The general partner of each of Insight Venture Partners IX, L.P., Insight Venture Partners (Cayman) IX, L.P. and Insight Venture Partners (Delaware) IX, L.P. is Insight Venture Associates IX, L.P., and the general partner of Insight Venture Associates IX, L.P. is Insight Venture Associates IX, Ltd. The general partner of each of Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P. and Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. is Insight Venture Associates Growth-Buyout Coinvestment, L.P., and the general partner of Insight Venture Associates Growth-Buyout Coinvestment, L.P. is Insight Venture Associates Growth-Buyout Coinvestment, Ltd. The sole shareholder of each of Insight Venture Associates IX, Ltd. and Insight Venture Associates Growth-Buyout Coinvestment, Ltd. is Insight Holdings Group, LLC (“Insight Holdings”). Each of Jeffrey Horing, Deven Parekh, Peter Sobiloff, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Insight Holdings and may be deemed to hold voting and dispositive power over the shares held of record by the Insight Shareholders. Each of the members of the board of managers of Insight Holdings disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interest therein, and the foregoing is not an admission that any of Insight Venture Partners IX, L.P., Insight Venture Associates IX, L.P., Insight Venture Associates IX, Ltd., Insight Venture Associates Growth-Buyout Coinvestment, L.P., Insight Venture Associates Growth-Buyout Coinvestment, Ltd. or Insight Holdings is the beneficial owner of any shares held by the Insight Shareholders. The principal business address of each of the Insight Shareholders is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.

(4)	Consists of: (i) 7,551,339 shares of Class A Common Stock to be beneficially held by Helios Associates, LLC (“Helios”) and (ii) 17,619,793 shares of Class A Common Stock to be beneficially held by Sesame Investments, LP (“Sesame”). Helios is a wholly-owned subsidiary of Elliott Associates, L.P. (“Elliott”) and Sesame is a wholly-owned subsidiary of Elliott International, L.P. (“Elliott International”). Elliott Advisors GP LLC, which is controlled by Paul E. Singer (“Singer”), Elliott Capital Advisors, L.P., which is controlled by Singer, and Elliott Special GP LLC, which is controlled by Singer, are the general partners of Elliott. Hambledon, Inc., which is also controlled by Singer, is the sole general partner of Elliott International. Elliott Investment Management L.P. (“EIM”) is the investment manager of Elliott and Elliott International. EIM, as the investment manager of Elliott and Elliott International may be deemed to beneficially own the shares of Class A common stock beneficially held by Helios and Sesame. EIM expressly disclaims equitable ownership of and pecuniary interest in any shares of Class A common stock. Helios and Elliott have the shared power with EIM to vote or direct the vote of, and to dispose or direct the disposition of the shares of Class A common stock owned directly by Helios. Sesame and Elliott International have the shared power with EIM to vote or direct the vote of, and to dispose or direct the disposition of, the shares of Class A common stock owned directly by Sesame. No person other than Helios, Elliott and EIM has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Class A common stock beneficially owned by Helios, Elliott and EIM. No person other than Sesame, Elliott International and EIM has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Class A common stock beneficially owned by Sesame, Elliott International and EIM. The principal business address of each of Helios, Sesame, Elliott, Elliott International and EIM is c/o Elliott Investment Management L.P., Phillips Point, East Tower, 777 South Flagler Drive, Suite 1000, West Palm Beach, Florida 33401.

(5)	Consists of 2,596,000 shares of Class A Common Stock owned by Luxor Capital Partners, LP (the “Onshore Fund”), 1,792,000 shares of Class A Common Stock owned by Luxor Capital Partners Offshore Master Fund, LP (the “Offshore Master Fund”), 5,553,000 shares of Class A Common Stock owned by Lugard Road Capital Master Fund, LP (the “Lugard Master Fund”) and 1,359,000 shares of Class A Common Stock owned by Luxor Wavefront, LP (the “Wavefront Fund”). The principal business address of each of the Onshore Fund and the Wavefront Fund is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036. The principal business address of each of the Offshore Master Fund and the Lugard Master Fund is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1- 1104, Cayman Islands.

(6)	Consists of shares of Class A Common Stock to be purchased by The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands (“Master Fund”) in the PIPE Investment. The WindAcre Partnership LLC, a Delaware limited liability company, (“WindAcre”) serves as the investment manager of the Master Fund. Snehal Rajnikant Amin is the principal beneficial owner of The WindAcre Partnership LLC and the only beneficial owner holding more than 5% (“Mr. Amin”). Mr. Amin is the managing member of WindAcre and therefore might be deemed to have beneficial ownership of the shares of Class A common stock to be purchased by the Master Fund. The principal business address of each this shareholder is Elian Fiduciary Services (Cayman) LTD, 190 Elgin Avenue, George Town, Grand Cayman KY1-9007, Cayman Islands.

(7)	Consists of (i) 6,383,143 shares of Class A Common Stock and 5,140,000 Warrants to purchase Class A Common Stock owned of record by the Sponsor and (ii) 950,000 shares of Class A Common Stock owned by CC, for which Mr. Chu is deemed to have beneficial ownership.

(8)	Mr. Hinkle is a Managing Director of Insight Partners, an affiliate of the Insight Shareholders described in footnote 3. Mr. Hinkle does not hold voting or dispositive power over the shares held of record by the Insight Shareholders. See footnote 3 for more information regarding the Insight Shareholders.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section titled “Management of the Company Following the Business Combination,” which is incorporated herein by reference.

Director and Executive Compensation

The compensation of the named executive officers of CCNB1 before the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Directors, Officers, Executive Compensation and Corporate Governance of CCNB1 Prior to the Business Combination,” which is incorporated herein by reference. The compensation of the named executive officers of E2open before the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of E2open,” which is incorporated herein by reference. The compensation of the directors of E2open before the Business Combination is set forth in the Proxy statement/Prospectus un the section titled “Director Compensation,” which is incorporated herein by reference.

At the extraordinary general meeting held on February 2, 2021, CCNB1’s shareholders approved the 2021 Omnibus Incentive Plan (the “EIP”), which was approved by the Company’s Board of Directors on February 4, 2021. A description of the material terms of the EIP is set forth in the section of the Proxy Statement/Prospectus titled “Shareholder Proposal 3-The Equity Incentive Plan Proposal,” which is incorporated herein by reference. This summary is qualified in its entirety by reference to the complete text of the EIP, a copy of which is attached as Exhibit 10.8 to this Current Report on Form 8-K.

The information set forth in this Current Report on Form 8-K under Item 5.02 is incorporated in this Item 2.01 by reference.

The Board of Directors will determine the annual compensation to be paid to the members of the board of directors of the Company.

E2open was a party to a consulting agreement with Timothy Maudlin, which automatically terminated pursuant to its terms upon the Closing. Pursuant to the consulting agreement, Mr. Maudlin provided general consulting services to E2open and, in consideration for such consulting services, was granted a fully vested stock award for 6,830 shares of Class A Common Stock of the Company. The foregoing description of the grant does not purport to be complete and is qualified in its entirety by the terms and conditions of the grant agreement, a form of which is filed as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

Certain relationships and related person transactions of CCNB1 and E2open are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions” and are incorporated herein by reference.

Reference is made to the disclosure regarding director independence in the section of the Proxy Statement/Prospectus titled “Management of the Company Following the Business Combination–Director Independence,” which is incorporated herein by reference.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement—Third Amended and Restated Limited Liability Company Agreement,” “—Tax Receivable Agreement,” “—Investor Rights Agreement,” and “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers—2021 Omnibus Equity Incentive Plan” of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

The Company adopted a formal written policy effective upon the Business Combination providing that persons meeting the definition of “Related Person” under Item 404(a) of Regulation S-K such as the Company’s executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock and any member of the immediate family of any of the foregoing persons are not permitted to enter into a related party transaction with the Company without the approval of the Company’s audit committee, subject to the exceptions described below.

A related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which the Company was or is to be a participant in which the amount involves exceeds $120,000 in the aggregate, and in which a related party had or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company as an employee or director and certain other transactions are not covered by this policy.

Under the policy, the audit committee will review information that it deems reasonably necessary to enable the Company to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Information About CCNB1—Legal Proceedings” and “Information About E2open—Legal Proceedings,” which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Following the Closing of the Business Combination, the Company’s Class A Common Stock began trading on the NYSE under the symbol “ETWO” and its warrants began trading on the NYSE under the symbol “ETWO WS” on February 4, 2021. CCNB1 has not paid any cash dividends on its ordinary shares to date.

The Company’s Board of Directors, in its sole discretion, will make any determination from time to time with respect to the use of any excess cash accumulated, which may include, among other uses, the payment of dividends on the Company’s Class A Common Stock.

Information regarding CCNB1’s common stock, rights and units and related stockholder matters are described in the Proxy Statement/Prospectus in the sections titled “Description of the Company’s Securities” and “Securities Act Restrictions on Resale of the Company’s Securities” and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the sections titled “Description of the Company’s Securities” and “Shareholder Proposal 1: The Domestication Proposal—Comparison of Shareholder Rights under the Applicable Organizational Documents Before and After the Domestication,” which are incorporated herein by reference.

Indemnification of Directors and Officers

The description of the indemnification arrangements with the Company’s directors and officers is contained in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions—Indemnification of Directors and Officers,” which is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements of the Company and Management’s Discussion and Analysis of Financial Condition and Results of Operations of E2open.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company.

Item 2.02. Results of Operations and Financial Condition

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements of the Company and the disclosure contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations of E2open, filed as Exhibit 99.4 to this Current Report on Form 8-K, is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the “Credit Amendment” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Forward Purchases

In connection with the Closing of the Business Combination, on February 4, 2021, pursuant to the Forward Purchase Agreement, CCNB1 consummated the sale and issuance of 20,000,000 Forward Purchase Shares and Forward Purchase Warrants to acquire up to 5,000,000 Class A ordinary shares at $10.00 per Forward Purchase Share, for aggregate proceeds of up to $200,000,000. Upon the Closing of the Business Combination, all shares of CCNB1 Class A ordinary shares were converted into Class A Common Stock of the Company.

The sale and issuance of securities under the Forward Purchase Agreement were made to the NBOKS, which is an accredited investor in reliance on Rule 506 of Regulation D under the Securities Act. No separate fees or commissions were paid to placement agents other than payments made to such institutions for other services rendered in connection with the CCNB1 initial public offering or the Business Combination.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 2: The Business Combination Proposal—Forward Purchase Agreements” which is incorporated herein by reference.

This summary is qualified in its entirety by reference to the text of the form of Forward Purchase Agreement, which is included as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

PIPE Investment

Upon the Closing, the Company consummated the PIPE Investment and issued 69,500,000 shares of Class A Common Stock for aggregate proceeds of $695,000,000. The sales and issuances of securities in the PIPE Investment were made to accredited investors in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Business Combination Consideration

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Upon the Closing, the Company issued  35,636,680 shares of Class V Common Stock, 5,620,367 shares of Series B-1 Common Stock and 4,379,557 shares of Series B-2 Common Stock to the E2open Sellers in connection with the Closing of the Business Combination. The issuances were made to the Sellers, each of whom is an accredited investor, in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Closing of the Business Combination, on February 4, 2021, the Company domesticated into the State of Delaware from the Cayman Islands by filing a Certificate of Domestication (the “Certificate of Domestication”) and Certificate of Incorporation (the “Certificate of Incorporation”) with the Delaware Secretary of State and also adopted bylaws (the “Bylaws”) which together replace CCNB1’s Memorandum and Articles of Association. The material terms of the Certificate of Domestication, the Certificate of Incorporation, the Bylaws and the general effect upon the rights of holders of the Company’s capital stock are discussed in the Proxy Statement/Prospectus under the sections titled “Shareholder Proposal 1: The Domestication Proposal—Comparison of Shareholder Rights under Applicable Organizational Documents Before and After the Domestication” which is incorporated herein by reference.

Copies of the Certificate of Domestication, Certificate of Incorporation, and Bylaws are filed as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 4.01. Change in Registrant’s Certifying Accountant.

On February 4, 2021, the Audit Committee of the Company Board approved the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended February 28, 2021. EY served as the independent registered public accounting firm of E2open prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of CCNB1, the name of the Company prior to the Business Combination, was informed on February 5, 2021 that it would be replaced by EY as the Company’s independent registered public accounting firm following its completion of the Company’s audit of the year ended December 31, 2020, which consist only of the accounts of the pre-Business Combination special purpose acquisition company, CCNB1.

The reports of Withum on CCNB1’s balance sheet as of June 30, 2020 and the statements of operations, changes in shareholders’ equity and cash flows for the period from January 14, 2020 (inception) through June 30, 2020, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from January 14, 2020 (inception) through June 30, 2020 and the subsequent interim period through the date of Withum’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such periods.

During the period from January 14, 2020 (inception) through June 30, 2020 and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from January 14, 2020 (inception) through June 30, 2020 and the subsequent interim period through the date of Withum’s dismissal, CCNB1 and the Company did not consult with EY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of CCNB1 or the Company, and no written report or oral advice was provided that EY concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated February 10, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 2: The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

As of February 4, 2021, there were approximately 187,044,312 shares of Class A Common Stock outstanding, and in addition, there were approximately 35,636,680 shares of Class V Common Stock outstanding. These share numbers (i) exclude (a) 24,080,000 shares of Class A Common Stock subject to outstanding warrants of the Company, (b) 5,620,367 shares of Series B-1 Common Stock, (c) 4,397,557 shares of Series B-2 Common Stock and (d) 15,000,000 shares of Class A Common Stock reserved for issuance under the EIP. As a result of the Business Combination, based on such assumptions and after giving effect to the terms of such arrangements, (i) pre-Business Combination the public shareholders of CCNB1 hold approximately 18.6% of the voting power of the Company, (ii) CCNB1 and the non-employee directors of CCNB1 prior to the Closing of the Business Combination hold approximately 5.8% of such voting power, (iii) pre-Business Combination equityholders of E2open hold approximately 37.1% of such voting power. In addition, non-affiliates of the Company hold approximately 46.0% of the voting power of outstanding shares of Class A Common Stock and Class V Common Stock immediately following the Closing of the Business Combination.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the Closing is set forth in the Proxy Statement in the section entitled “Management of the Company After the Business Combination” beginning on page 320 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

On February 2, 2021, each of Chinh E. Chu, Eva F. Huston, Stephen C. Daffron, Ryan M. Hinkle, Timothy I. Maudlin and Michael A. Farlekas was elected by CCNB1 stockholders to serve as a director of the Company effective upon consummation of the Business Combination. Eva F. Huston and Stephen C. Daffron were elected to serve as Class I directors with a term expiring at the Company’s annual meeting of stockholders in 2021. Ryan M. Hinkle and Timothy I. Maudlin were elected to serve as Class II directors with a term expiring at the Company’s annual meeting of stockholders in 2022. Chinh E. Chu and Michael A. Farlekas were elected to serve as Class III directors with a term expiring at the Company’s annual meeting of stockholders in 2023. The size of the board of directors is six members. Biographical information for these individuals is set forth in the Proxy Statement in the section entitled “Management of the Company After the Business Combination” beginning on page 320 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The Committees of the Board of Directors

The board of directors appointed Timothy I. Maudlin and Eva F. Huston to serve on the Audit Committee, with Timothy I. Maudlin serving as its Chairman. The board of directors appointed Chinh E. Chu, Ryan M. Hinkle and Eva F. Huston to serve on the Compensation Committee, with Chinh E. Chu serving as its Chairman. The board of directors appointed Stephen C. Daffron, Ryan M. Hinkle and Timothy I. Maudlin to serve on the Nominating and Governance Committee, with Stephen C. Daffron as its Chairman. Information with respect to the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee is set forth in the Proxy Statement in the section entitled “Management of the Company After the Business Combination—Committee Appointments” beginning on page 323 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

In connection with the consummation of the Business Combination, on February 4, 2021 Michael A. Farlekas was appointed to serve as the President & Chief Executive Officer, Peter R. Hantman was appointed to serve as Chief Operating Officer & Executive Vice President, Global Business Units, Jarett J. Janik was appointed to serve as Chief Financial Officer, Deepa L. Kurian was appointed to serve as Chief Accounting Officer, Laura L. Fese was appointed to serve as Executive Vice President, General Counsel & Secretary and Pawan Joshi was appointed as Executive Vice President, Product Management & Strategy. The biographical information set forth in the Proxy Statement/Prospectus in the section entitled “Management of the Company After the Business Combination” beginning on page 320 of the Proxy Statement/Prospectus, is incorporated herein by reference.

In connection with the Closing, on February 4, 2021 each executive officer of CCNB1 immediately prior to the Closing resigned from his or her respective position as an executive officer of the post-combination company.

2021 Omnibus Equity Incentive Plan

At the extraordinary general meeting held on February 2, 2021, CCNB1 shareholders considered and approved the E2open Parent Holdings, Inc. 2021 Omnibus Incentive Plan (the “EIP”) and reserved 15,000,000 shares of Class A common stock for issuance thereunder. The EIP was approved by the board of directors of the Company, and became effective, on February 4, 2021. A summary of the material terms of the EIP is set forth in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 3: The Equity Incentive Plan Proposal.” That summary and the foregoing description are qualified in their entirety by reference to the text of the EIP, which is filed as Exhibit 10.8 hereto and incorporated herein by reference.

Executive Severance Plan

On February 4, 2021, the Company adopted a new Executive Severance Plan for the benefit of the Company’s Chief Executive Officer and each of his direct reports. Pursuant to the severance plan, upon a qualifying termination of employment (which includes a termination of employment by the Company without “cause” or following a resignation for “good reason” (each, as defined in the plan)), subject to the execution of a release of claims against the Company and its affiliates, the participant would be eligible to receive severance equal to (i) a lump sum payment equal to one-times the participant’s base salary and target bonus opportunity, (ii) a pro-rata bonus for the year in which the termination occurs, determined based on actual performance following the end of the applicable performance period and paid at such time as all other bonus participants, and (iii) reimbursement for a portion of the participant’s COBRA continuation coverage premiums for a period of up to 18 months. If the qualifying termination occurs following a change in control of the Company, the severance payments will be equal to (i) a lump sum payment equal to two-times the participant’s base salary and target bonus opportunity, (ii) a pro-rata bonus for the year in which the termination occurs, determined based on actual performance following the end of the applicable performance period and paid at such time as all other bonus participants, and (iii) reimbursement for a portion of the participant’s COBRA continuation coverage premiums for a period of up to 18 months. Payment of the severance benefits is generally subject to the participant’s agreement to be subject to a covenant not to compete with the Company or solicit its employees and customers for a period of 12 months following a termination of employment.

This summary is qualified in its entirety by reference to the text of the Executive Severance Plan, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K For the fiscal year ending February 28, 2021 and is incorporated herein by reference.

The information set forth in this Current Report on Form 8-K under Item 2.01 is incorporated in this Item 5.02 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Bylaws adopted by the Company upon the Domestication change the Company’s fiscal year end from December 31 to the last day in February. As a result of this change, the Company’s 2021 fiscal year end will be February 28, 2021 and 2022 fiscal year end will be February 28, 2022. This change is intended to align the Company’s fiscal year end date with the fiscal year end of E2open and is not expected to have an effect on the Company’s results.

In addition, the information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.05. Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Closing of the Business Combination, on February 4, 2021 and effective as of such date, the Company Board adopted a new code of ethics and business conduct (the “Code”) applicable to the Company’s associates, officers and directors. The new Code clarifies (i) the types of permitted conduct under the Code, including business activities and opportunities and (ii) procedures for the reporting, oversight and investigation of alleged violations of the Code. We intend to post any amendments to or any waivers from a provision of the Code on our website.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, which is included as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, CCNB1 ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 2: The Business Combination Proposal,” which is incorporated herein by reference. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.06.

Item 7.01. Regulation FD Disclosure

On February 5, 2021, the Company issued a press release announcing the completion of the Business Combination, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus on pages F-62 through F-95 and pages F-108 through F-132, which are incorporated herein by reference. In addition, the unaudited condensed consolidated financial statements of the Company, as of November 30, 2020 and for the nine months ended November 30, 2020 and November 30, 2019, and the related notes thereto are attached as Exhibit 99.2 and are incorporated herein by reference.

(b)       Pro Forma Financial Information

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”, which is incorporated herein by reference. In addition, the unaudited pro forma financial statements are filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

(d)       Exhibits

2.1†	Business Combination Agreement, dated as of October 14, 2020, by and among CC Neuberger Principal Holdings I, E2open Holdings, LLC and the other parties thereto. (incorporated by reference to Exhibit 2.1 of CCNB1’s Form 8-K/A (File No. 001-39272), filed with the Commission on October 15, 2020), as amended by Amendment No. 1 to the Business Combination Agreement, dated January 28, 2021 (incorporated by reference to Exhibit 2.1 of of CCNB1’s Form 8-K (File No. 001-39272), filed with the Commission on January 29, 2021).
3.1*	Certificate of Domestication of the Company.
3.2*	Certificate of Incorporation of the Company.
3.3*	Bylaws of the Company.
4.1	Specimen Warrant Certificate of CCNB1 (incorporated by reference to Exhibit 4.3 of CCBN1’s Form S-1/A (File No. 333-236974), filed with the Commission on April 21, 2020).
4.2	Warrant Agreement, dated April 28, 2020, between Continental Stock Transfer & Trust Company and CCNB1 (incorporated by reference to Exhibit 4.1 of CCNB1’s Form 8-K (File No. 001-39272), filed with the Commission on April 28, 2020).
10.1*	Third Amended and Restated Limited Liability Company Agreement of E2open Holdings, LLC, dated as of February 4, 2021, by and among E2open Parent Holdings, Inc. and each other person who is or at any time becomes a member of E2open Holdings, LLC.
10.2*†	Tax Receivable Agreement, dated of February 4, 2021, by and among E2open Parent Holdings, Inc., and Insight E2open Aggregator, LLC as the TRA Party Representative and each other person who is or at any time becomes a party thereto.
10.3*	Investor Rights Agreement, dated as of February 4, 2021, by and among E2open Parent Holdings, Inc., the Equityholders, CC Neuberger Principal Holdings I Sponsor LLC, CC NB Sponsor 1 Holdings LLC, Neuberger Berman Opportunistic Capital Solutions Master Fund LP, Eva F. Huston and Keith W. Abell.
10.4*	Form of Indemnification Agreement, dated as of February 4, 2021, by and among E2open Parent Holdings, Inc. and the director or officer named therein.
10.5*	Form of Lock Up Agreement, dated as of February 4, 2021, by and among E2open Parent Holdings, Inc. and the individual named therein.
10.6*	Credit Agreement, dated as of February 4, 2021, by and among E2open, LLC, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent.
10.7	Form of Forward Purchase Agreement between the Company and the investor named therein (incorporated by reference to Exhibit 10.9 of CCNB1’s Form S-1 (File No. 333-236974), filed with the SEC on April 21, 2020).
10.8*+	E2open Parent Holdings, Inc. 2021 Omnibus Incentive Plan and forms of award agreements thereunder.
10.9	Stock Award Grant Notice (2021 Omnibus Incentive Plan), dated as of February 4, 2021, by and among E2open Parent Holdings, Inc. and Tim Maudlin.
14.1*	E2open Parent Holdings, Inc. Code of Business Conduct and Ethics.
16.1*	Letter of WithumSmith+Brown, PC to the SEC, dated February 9, 2021.
21.1*	List of Subsidiaries of the Company.
99.1*	Press Release, dated February 5, 2021.
99.2*	Unaudited consolidated financial statements of E2open Holdings, LLC as of November 30, 2020 and for the nine months ended November 30, 2020 and November 30, 2019.

99.3*	Unaudited pro forma condensed combined financial information of the Company.
99.4*	Management’s Discussion and Analysis of Financial Condition and Results of Operations of the E2open for the nine months ended November 30, 2020 and November 30, 2019.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)
*	Filed herewith
+	Indicates a management or compensatory plan.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E2open Parent Holdings, Inc.

Date: February 10, 2021	By:	/s/ Jarett J. Janik
Name: Jarett J. Janik
Title: Chief Financial Officer